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                                                                    EXHIBIT 23.3

                   [LETTERHEAD OF MILLIMAN & ROBERTSON, INC.]

                           MILLIMAN & ROBERTSON, INC.
                           Actuaries and Consultants
                        Internationally Woodrow Milliman

                                                          September 17, 1999

Re: John Hancock Financial Services, Inc.

                     Consent of Milliman & Robertson, Inc.

  We consent to the use in this registration statement of Mr. Perrott's opinion letter as Annex A to the prospectus and to the references made to Mr. Perrot, to such letter and to Milliman & Robertson, Inc., under the following captions in the prospectus:

The Reorganization: Payment of Consideration to Eligible Policyholders
                Closed Block Assets and Liabilities

Experts

                                          Milliman & Robertson, Inc.

                                             /s/ Godfrey Perrott
                                          By: _________________________________

                                             Godfrey Perrott, F.S.A., M.A.A.A.
                                             Principal and  Consulting Actuary
                                             Wakefield,Massachusetts
                                             September 17, 1999